United States
Securities and Exchange Commission
Washington, D.C. 20549

FORM 8-K
Amendment No. 1
Current Report Pursuant to
Section 13 or 15(d) of the Securities Exchange Act of 1934

September 18, 2013
(Date of Report)

Ceetop Inc.
(Exact name of registrant as specified in its charter)

Oregon	000-32629	98-0408707
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

A2803, Lianhe Guangchang, 5022 Binhe Dadao, Futian District, Shenzhen, China	518033
(Address of principal executive offices)	(Zip Code)

(86-755) 3336-6628
(Registrant’s telephone number, including area code)

China Ceetop.com, Inc.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE:

This report is being amended to include financial statements of Hangzhou Ruanjing Information Technology Co., Ltd. pursuant to Rule 8-04(b) of Regulation S-X.

Item 1.01 Entry into a Material Definitive Agreement

On September 18, 2013 Guizhou Ceetop Network and Technology Co. Ltd. (“Guizhou”), the subsidiary of China Ceetop.com, Inc. (the “Company”), entered into a Capital Investment and Share Expansion Agreement (the “Agreement”) with Hangzhou Ruanjing Information Technology Co., Ltd. (also known as Hangzhou Softview Information Technology Company Limited, hereinafter “Hangzhou”).  Hangzhou, located in Hangzhou, Zhejiang Province, China, is an enterprise focusing on e-commerce, supply chain information systems development, maintenance and support.  Pursuant to the Agreement, in exchange for 8,500,000 yuan, Guizhou acquired Forty Two and one half percent (42.5%) of the equity in Hangzhou.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On September 12, 2013, the Company filed with the State of Oregon an amendment to its Articles of Incorporation to change the name of the Company to Ceetop, Inc.

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

Following the signature page of this Report are the financial statements as required by Rule 8-04(b) of Regulation S-X.

(d) Exhibits.

Number	Description
3(i)*	Amendment to Articles of Incorporation.
10.1*	Capital Investment and Share Expansion Agreement dated September 18, 2013.

* Included as an Exhibit to Form 8-K filed with the SEC on September 20, 2013.

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 14, 2014	CEETOP, INC.

/s/ Weiliang Liu
Weiliang Liu
President

FINANCIAL STATEMENTS
INDEX

Page
Hangzhou Softview Information Technology Company Limited (“Hangzhou”)
Consolidated Financial Statements
December 31, 2012 and 2011 (Audited)

Report of Independent Registered Public Accounting Firm	F-2
Hangzhou Consolidated Balance Sheets as at December 31, 2012 and 2011	F-3
Hangzhou Consolidated Statements of Operations and Comprehensive Loss
for the years ended December 31, 2012 and 2011	F-4
Hangzhou Consolidated Statements of Cash Flows
for the years ended December 31, 2012 and 2011	F-5
Hangzhou Consolidated Statements of Stockholders Equity
as at December 31, 2012, 2011and 2010	F-6
Notes to Consolidated Financial Statements	F-7-F-14

Hangzhou Softview Information Technology Company Limited
Interim Consolidated Financial Statements
June 30, 2013, (Unaudited)

Hangzhou Consolidated Balance Sheets as at June 30, 2013 and
December 31, 2012	F-16
Hangzhou Consolidated Statements of Operations and Comprehensive Loss
For the six months ended June 30, 2013 and 2012	F-17
Hangzhou Consolidated Statements of Cash Flows
for the six months ended June 30, 2013 and 2012	F-18
Notes to Interim Consolidated Financial Statements	F-19-F-25

Unaudited Pro Forma Condensed Consolidated Financial Statements

Ceetop, Inc. Unaudited ProForma Condensed Consolidated Statement of Operations,
For the year ended December 31, 2012	F-27
Ceetop, Inc. Unaudited ProForma Condensed Consolidated Statement of Operations,
For the six months ended June 30, 2013	F-28
Ceetop, Inc. Unaudited ProForma Condensed Consolidated Balance Sheet,
As at June 30, 2013	F-29
Notes to Pro Forma Financial Statements	F-30

HANGZHOU SOFTVIEW INFORMATION TECHNOLOGY COMPANY LIMITED
 CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2012 AND 2011

Report of Independent Registered Public Accounting Firm

Board of Directors and Stockholders of
Hangzhou Softview Information Technology Company Limited

We have audited the accompanying Consolidated Balance Sheets of Hangzhou Softview Information Technology Company Limited as of December 31, 2012 and 2011, and the related Consolidated Statements of Operations and Comprehensive Loss, Stockholders’ Equity and Cash Flows for each of the years in the two-year period ended December 31, 2012.  Hangzhou Softview Information Technology Company Limited’s management is responsible for these financial statements.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that out audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Hangzhou Softview Information Technology Company Limited as of December 31, 2012 and 2011, and the consolidated results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2012 in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business.  The Company incurred a net loss of $17,203 for the year ended December 31, 2012 and has accumulated deficit of $88,356 at December 31, 2012.  These matters are discussed in Note 1 to the consolidated financial statements that raises substantial doubt about the Company’s ability to continue as a going concern.  Management’s plans in regard to these matters are described in Note 1.  These consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Clement C. W. Chan & Co.

Certified Public Accountants

3/F., & 5/F., Heng Shan Centre, 145 Queen’s Road East, Wanchai, Hong Kong
Date: March 14, 2014

HANGZHOU SOFTVIEW INFORMATION TECHNOLOGY COMPANY LIMITED
CONSOLIDATED BALANCE SHEETS

	December 31,
	2012	2011
ASSETS

Current Assets
Cash and cash equivalents	$36,069	$55,154
Accounts receivable	134,499	-
Prepaid expenses and other receivables	380	57
Total Current Assets	$170,948	$55,211

Property, plant and equipment, net (Note 3)	$13,819	$1,331

Total Assets	$184,767	$56,542

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
Income tax payable	$1,609	$-
Accrued expenses and other payables	14,562	96
Trade deposit received	27,740	27,522
Due to former shareholders (Note 9)	49,139	-
Due to shareholders (Note 9)	41,262	55,044
Total Current Liabilities	$134,312	$82,662

Total Liabilities	$134,312	$82,662

Stockholders' Equity
Registered paid-in capital (Note 6)	$155,667	$44,253
Registered paid-in capital (receivable) (Notes 6 and 9)	(16,961)	-
	138,706	44,253
Accumulated other comprehensive income	105	780
Accumulated (deficit)	(88,356)	(71,153)
Total Stockholders' Equity (Deficit)	$50,455	$(26,120)

Total Liabilities and Stockholders' Equity	$184,767	$56,542

The accompanying notes are an integral part of these financial statements

HANGZHOU SOFTVIEW INFORMATION TECHNOLOGY COMPANY LIMITED
CONSOLIDATED STATEMENTS OF OPERATIONS
AND COMPREHENSIVE LOSS

	Year ended December 31,
	2012	2011

Sales	$28,202	$32,203
Cost of sales	25,598	24,976
Gross profit	2,604	7,227

Selling, general and administrative expense	16,765	28,744
Bad debt expense	-	25,031
Impairment of goodwill	1,985	-
(Loss) from operations	(16,146)	(46,548)

Income tax	(1,057)	-

Net (loss)	$(17,203)	(46,548)

Foreign currency translation adjustment	(675)	10

Comprehensive (loss)	$(17,878)	$(46,538)

The accompanying notes are an integral part of these financial statements

HANGZHOU SOFTVIEW INFORMATION TECHNOLOGY COMPANY LIMITED
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year ended December 31,
	2012	2011

CASH FLOWS FROM OPERATING ACTIVITIES
Net (loss)	$(17,203)	$(46,548)
Adjustments to reconcile net (loss) to net cash used in operating activities
Depreciation of property, plant and equipment	1,458	398
Bad debt	-	25,031
Impairment of goodwill	1,985	-
(Increase) decrease in current assets, net of effects of acquisition
Accounts receivable	(21,865)	(17,296)
Prepaid expenses and other receivables	(322)	(56)
Increase (decrease) in current liabilities
Accounts payable	(5,070)	-
Accrued expenses and other payables	(14,059)	(743)
Trade deposit received	-	15,470
Income tax payable	690	-
Net cash provided by (used in) operating activities	(54,386)	(23,744)

CASH FLOWS FROM INVESTING ACTIVITIES
Net cash acquired from acquisition of subsidiary	18,306	-
Purchase of equipment	-	(1,049)
Net cash provided by (used in) investing activities	18,306	(1,049)

CASH FLOWS FROM FINANCING ACTIVITIES
Advance from shareholders	2,665	54,146
Repayment to shareholders	(3,486)
Advance from former shareholders	17,428	-
Net cash provided by financing activities	16,607	54,146

Effect of exchange rate changes on cash and cash equivalents	388	1,499

Net change in cash and cash equivalents	(19,085)	30,852
Cash and cash equivalents, beginning balance	55,154	24,302
Cash and cash equivalents, ending balance	$36,069	$55,154

SUPPLEMENTAL DISCLOSURES:
Cash paid during the year for:
Income tax payments	$-	$-
Interest payments	$-	$-

Non cash transactions:

Acquisition of Suzhou Hero Sky Information Technical Co., Ltd. (“Hero Sky”) in September 2012 was completed by recognizing amounts payable totaling $79,033 (RMB 500,000) to two former shareholders of Hero Sky.  $23,710 was included in Due to former shareholder on the consolidated balance sheets.  $55,323 was included in due to shareholder, as a former shareholder of Hero Sky was also a shareholder of the Company (Note 4).

The increase in registered paid-in capital in the amount of $111,414 (RMB 700,000) was settled by capitalization of $94,453 that had already been advanced to the Company by two existing shareholders as at November 22, 2012, the remaining $16,961 is recorded as Registered paid-in capital (receivable) under Stockholders’ Equity on the consolidated balance sheets (Notes 6 and 9).

The accompanying notes are an integral part of these financial statements

HANGZHOU SOFTVIEW INFORMATION TECHNOLOGY COMPANY LIMITED
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

Description	Registered Paid-in Capital	Accumulated Other Comprehensive Income (Loss)	Accumulated Deficit	Total Stock-holders' Equity (Deficit)

Balance, December 31, 2010	44,253	770	$(24,605)	$20,418
Foreign currency translation adjustments	-	10	-	10
Loss for the year	-	-	(46,548)	(46,548)
Balance, December 31, 2011	44,253	780	(71,153)	(26,120)
Increase in registered paid-in capital (Note 6)	94,453	-	-	94,453
Foreign currency translation adjustments	-	(675)	-	(675)
Loss for year	-	-	(17,203)	(17,203)
Balance, December 31, 2012	$138,706	$105	$(88,356)	$50,455

The accompanying notes are an integral part of these financial statements

HANGZHOU SOFTVIEW INFORMATION TECHNOLOGY COMPANY LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2012 AND 2011

NOTE 1 - GOING CONCERN

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern.  As shown in the accompanying consolidated financial statements, the Company incurred a net loss of $17,203 and $46,538 for the years ended December 31, 2012 and 2011.  These create an uncertainty about the Company’s ability to continue as a going concern.  In this regard, the Company obtained additional capital injection from its existing shareholders, as well as a new shareholder in August 2013 (Note 11) with the view to maintain the Company as a going concern.  These consolidated financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

NOTE 2 – ORGANIZATION

Hangzhou Softview Information Technology Company Limited (杭州软景信息技术有限公司) (“Softview”, “the Company”) was incorporated on July 7, 2010 in the People’s Republic of China (“PRC”).

On September 19, 2012, the Company acquired 100% interest in Suzhou Hero Sky Information Technical Co., Ltd. (苏州浩宇南天信息科技有限公司) (“Hero Sky”).  Hero Sky was incorporated on March 16, 2009 in the PRC.

The Company is engaged in information technology on supply chain management systems.

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America.  The Company's functional currency is the Chinese Yuan (“Renminbi”, “RMB”); however the accompanying consolidated financial statements have been translated and presented in United States Dollars (“$”, “USD”).

Principles of Consolidation

The consolidated financial statements include the accounts of the Softview and its wholly owned subsidiaries, Hero Sky.  All inter-company accounts and transactions have been eliminated in consolidation.

Translation Adjustment

As of December 31, 2012 and 2011, the accounts of the Company were maintained, and its financial statements were expressed, in RMB.  Such financial statements were translated into USD in accordance with the Foreign Currency Matters Topic of the Codification, with the RMB as the functional currency.  According to the Codification, all assets and liabilities were translated at the current exchange rate, stockholders’ equity are translated at the historical rates and income statement items are translated at the average exchange rate for the period. The resulting translation adjustments are reported under other comprehensive income in accordance with the Comprehensive Income Topic of the Codification, as a component of shareholders’ equity.  Transaction gains and losses are reflected in the income statement.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Comprehensive Income

Comprehensive income is comprised of net income and all changes to the statements of stockholders’ equity, except those due to investments by stockholders, changes in paid-in capital and distributions to stockholders. Comprehensive income for the years ended December 31, 2012 and 2011 included net income and foreign currency translation adjustments.

Cash and Cash Equivalents

Cash and cash equivalents include cash in hand and cash in time deposits, certificates of deposit and all highly liquid debt instruments with original maturities of three months or less.

Accounts Receivable

Management periodically reviews the composition of accounts receivable and analyzes historical bad debts, customer concentrations, customer credit worthiness, current economic trends and changes in customer payment patterns to evaluate potential credit losses on accounts receivable.  Bad debt written off for the year ended December 31, 2011 was $25,031.  There was no bad debt written off for the year ended December 31, 2012.

Property, Plant and Equipment

Property, plant and equipment are stated at cost. Expenditures for maintenance and repairs are charged to earnings as incurred; additions, renewals and betterments are capitalized. When property, plant and equipment are retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the respective accounts, and any gain or loss is included in operations. Depreciation of property, plant and equipment is provided using the straight-line method for substantially all assets with estimated lives of:

Office equipment	3 - 5 years
Motor vehicles	10 years

As of December 31, 2012 and 2011, Property, Plant & Equipment consist of the following:

	12/31/2012	12/31/2011
Office equipment	6,238	1,848
Motor vehicle	9,560	-
Accumulated depreciation	(1,979)	(517)
	$13,819	$1,331

Depreciation expense for years ended December 31, 2012 and 2011 was $1,458 and $398, respectively.

Long-Lived Assets

The Property, Plant and Equipment Topic of the Codification addresses financial accounting and reporting for the impairment or disposal of long-lived assets and supersedes previous accounting guidance, “Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of,” and “Reporting the Results of Operations for a Disposal of a Segment of a Business”.  The Company periodically evaluates the carrying value of long-lived assets to be held and used, which requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets carrying amounts.  In that event, a loss is recognized based on the amount by which the carrying amount exceeds the fair market value of the long-lived assets.  Loss on long-lived assets to be disposed of is determined in a similar manner, except that fair market values are reduced for the cost of disposal.  Based on its review, the Company believes that, as of December 31, 2012 and 2011, there were no impairments of its property, plant and equipment. During the year ended December 31, 2012, impairment of goodwill $1,985 resulting from the acquisition of Hero Sky was recognized (Note 4) .

Fair Value of Financial Instruments

The Financial Instrument Topic of the Codification requires that the Company disclose estimated fair values of financial instruments.  The carrying amounts reported in the balance sheets for current assets and current liabilities qualifying as financial instruments are a reasonable estimate of fair value.

Revenue Recognition

Sales revenue is recognized at the completion of delivery to customers when a formal arrangement exists, the price is fixed or determinable, no other significant obligations of the Company exist and collectability is reasonably assured at the date of completion of delivery.  Payments received before all of the relevant criteria for revenue recognition are satisfied are recorded as unearned revenue.

Income Taxes

 The Company utilizes the accounting standards (“SFAS”) No. 109, “Accounting for Income Taxes,” codified in Financial Accounting Standard Board Accounting Standards Codification (“ASC”) Topic 740 which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns.  Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income.  Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

The Company adopted the provisions of FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes, (“FIN 48”), codified in FASB ASC Topic 740.  When tax returns are filed, it is likely that some positions taken would be sustained upon examination by the taxing authorities, while others are subject to uncertainty about the merits of the position taken or the amount of the position that would be ultimately sustained.  The benefit of a tax position is recognized in the financial statements in the period during which, based on all available evidence, management believes it is more likely than not that the position will be sustained upon examination, including the resolution of appeals or litigation processes, if any.  Tax positions taken are not offset or aggregated with other positions.  Tax positions that meet the more-likely-than-not recognition threshold are measured as the largest amount of tax benefit that is more than 50 percent likely of being realized upon settlement with the applicable taxing authority.  The portion of the benefits associated with tax positions taken that exceeds the amount measured as described above is reflected as a liability for unrecognized tax benefits along with any associated interest and penalties that would be payable to the taxing authorities upon examination. Interest associated with unrecognized tax benefits are classified as interest expense and penalties are classified in selling, general and administrative expenses in the statements of income.  The adoption of FIN 48 did not have a material impact on the Company’s financial statements.  At December 31, 2012 and 2011, the Company did not take any uncertain positions that would necessitate recording a tax related liability.

Statement of Cash Flows

In accordance with SFAS 95 “Statement of Cash Flows”, codified in FASB ASC Topic 230, cash flows from the Company’s operations are based upon the local currencies.  As a result, amounts related to assets and liabilities reported on the statement of cash flows will not necessarily agree with changes in the corresponding balances on the balance sheet.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk are cash, accounts receivable and other receivables arising from its normal business activities. The Company places its cash in what it believes to be credit-worthy financial institutions.  At present, there is a high concentration on a few outstanding accounts receivable.  The Company controls credit risk related to account receivable through credit approvals, credit limits and monitoring procedures.  The Company routinely assesses the financial strength of its customers and, based upon factors surrounding the credit risk, establishes an allowance, if required, for uncollectible accounts and, as a consequence, believes that its accounts receivable credit risk exposure beyond such allowance is limited.

Segment Reporting

ASC 280-10-50, “Disclosure about Segments of an Enterprise and Related information” requires us of the “management approach” model for segment reporting.  The management approach model is based on the way a Company’s management organizes segments within the company for making operating decisions and assessing performance.  Reportable segments are based on products and services, geography, legal structure, management structure, or any other manner in which management disaggregates a company.  The Company operates in one segment during the years ended December 31, 2012 and 2011

Business Combinations

Business combinations are accounted for under the acquisition method of accounting in accordance with ASC 805, Business Combinations. Under the acquisition method the acquiring entity in a business combination recognizes 100 percent of the acquired assets and assumed liabilities, regardless of the percentage owned, at their estimated fair values as of the date of acquisition. Any excess of the purchase price over the fair value of net assets and other identifiable intangible assets acquired is recorded as goodwill. To the extent the fair value of net assets acquired, including other identifiable assets, exceed the purchase price, a bargain purchase gain is recognized. Assets acquired and liabilities assumed from contingencies must also be recognized at fair value, if the fair value can be determined during the measurement period. Results of operations of an acquired business are included in the statement of earnings from the date of acquisition. Acquisition-related costs, including conversion and restructuring charges, are expensed as incurred.

Recent Accounting Pronouncements

In February 2013, the FASB issued ASU No. 2013-02, which amends the authoritative accounting guidance under ASC Topic 220 “Comprehensive Income.”  The amendments do not change the current requirements for reporting net income or other comprehensive income in financial statements.  However, the amendments require an entity to provide information about the amounts reclassified out of accumulated other comprehensive income by component.  In addition, an entity is required to present, either on the face of the statement where net income is presented or in the notes, significant amounts reclassified out of accumulated other comprehensive income by the respective line items of net income but only if the amount reclassified is required under generally accepted accounting principles in the United States of America (“GAAP”) to be reclassified to net income in its entirety in the same reporting period.  For other amounts that are not required under GAAP to be reclassified in their entirety to net income, an entity is required to cross-reference to other disclosures required under GAAP that provide additional detail about those amounts.  The amendments in this update are effective prospectively for reporting periods beginning after December 15, 2013.  Early adoption is permitted.  Adoption of this update is not expected to have a material effect on the Company’s consolidated results of operations or financial condition.

On March 4, 2013, the FASB issued ASU 2013-05, Foreign Currency Matters (Topic 830) Parent’s Accounting for the Cumulative Translation Adjustment upon De-recognition of Certain Subsidiaries or Groups of Assets within a Foreign Entity or of an Investment in a Foreign Entity (“ASU 2013-05”). ASU 2013-05 updates accounting guidance related to the application of consolidation guidance and foreign currency matters. This guidance resolves the diversity in practice about what guidance applies to the release of the cumulative translation adjustment into net income. This guidance is effective for interim and annual periods beginning after December 15, 2013. Adoption of this update is not expected to have a material effect on the Company’s consolidated results of operations or financial condition.

In July of 2013 the Financial Accounting Standards Board, or FASB issued Accounting Standards Update, or ASU, No. 2013-11, Income Taxes (Topic 740), Presentation of an Unrecognized Tax Benefit when a Net Operating Loss Carry-forward, a Similar Tax Loss, or a Tax Credit Carry-forward exists. This guidance provide that an unrecognized tax benefit, or a portion thereof, should be presented in the financial statements as a reduction to a deferred tax asset for a net operating loss carry-forward, except to the extent that carry-forwards are not available to settle any additional income taxes that would result from disallowance of a tax position. The unrecognized tax benefit should be presented as a liability. This guidance is applicable for fiscal years and interim periods beginning after December 15, 2013. The Company is evaluating the potential impact of adopting this standard on its consolidated financial statements.

As of December 31, 2012, there were no recently issued accounting standards not yet adopted that would have a material effect on the Company’s financial statements.

NOTE 4 – ACQUISITION OF SUBSIDIARY

In September 2012, the Company entered into a Share Transfer Agreement to acquire 100% interest in Hero Sky, with a purchase price of $79,033 (RMB 500,000).  Hero Sky was operating in the same industry as the Company.  Management believe the acquisition would create synergy in the Company’s future development.

The acquisition was completed by recognizing amounts payable totaling $79,033 (RMB 500,000) to 2 former shareholders of Hero Sky.  $23,710 was included in due to former shareholder on the consolidated balance sheets.  $55,323 was included in due to shareholder, as a former shareholder of Hero Sky was also a shareholder of the Company (Note 9).

The assets acquired and liabilities assumed from Hero Sky have been accounted for under the acquisition method of accounting (formerly referred to as the purchase method) in accordance with FASB ASC 805,   Business Combinations.  The assets and liabilities were recorded at their estimated fair values as of the acquisition date.  A summary of the net assets received and liabilities assumed from Hero Sky and the estimated fair value adjustments are present below:

	Received (assumed) from Hero Sky	Fair Value Adjustments	Recorded by the Company

Cash and cash equivalents	$18,306	$-	$18,306
Accounts receivable	112,305	-	112,305
Property, plant and equipment	13,897	-	13,897
Accounts payable	(5,058)	-	(5,058)
Income tax payable	(916)	-	(916)
Accrued expenses and other payables	(28,532)	-	(28,532)
Due to related parties	(32,954)	-	(32,954)
	$77,048	$-	$77,048

Purchase consideration (RMB 500,000)			$79,033

Goodwill			$1,985

Goodwill in the amount of $1,985 was immediately written off as Hero Sky had been incurring operating loss since its inception and was not expected to generate positive cash flow.

NOTE 5 - INCOME TAXES

The Company operates in the PRC.  The Company evaluates its tax positions and establishes liabilities, if required.  Pursuant to the PRC Income Tax Laws, the Enterprise Income Tax (“EIT”) is at a statutory rate of 25%.

Uncertain Tax Positions

Interest associated with unrecognized tax benefits are classified as income tax, and penalties are classified in selling, general and administrative expenses in the statements of operations.  For the years ended December 31, 2012 and 2011, the Company had no unrecognized tax benefits and related interest and penalties expenses.  Currently, the Company is not undergoing examination by the tax authority in the PRC.  However, the Company is subject to examination by the tax authority in the PRC for all prior years.

The deferred tax asset not recognized is as follows:

	December 31,
	2012	2011

Unused tax loss brought forward	$71,153	$24,605
Unused tax loss for the year	17,203	46,548
Expenses not deductible for tax purpose	(1,985)	-
	$86,371	$71,153

Unrecognized deferred tax asset brought forward	17,788	6,151
Unrecognized deferred tax asset for the year	3,805	11,637
Unrecognized deferred tax asset	21,593	17,788
Less: valuation allowance	(21,593)	(17,788)

Deferred income tax benefit, net of valuation allowance	-	-

Deferred tax asset which may arise as a result of net operating losses and temporary differences has been offset by a valuation allowance due to the uncertainty surrounding their realization.

As at December 31, 2012 and 2011, the Company has $86,371 and $71,153 of unrecognized tax loss carry-forward against future years’ taxable income expiring in 2017 and 2016.

NOTE 6 – REGISTERED PAID-IN CAPITAL

The Company’s authorized capital is $155,667 (RMB 1,000,000) since its incorporation on July 7, 2010.

On July 7, 2010, upon incorporation, the Company’s shareholders contributed total of $44,253 (RMB 300,000) as registered paid-in capital.

On November 22, 2012, the Company’s shareholders contributed an additional $111,414 (RMB 700,000) for the remaining authorized amount as registered paid-in capital.

The additional registered paid-in capital in the amount of $111,414 (RMB 700,000) was settled by capitalization of $94,453 that had already been advanced to the Company by two existing shareholders as at November 22, 2012, the remaining balance of $16,961 is recorded as Registered paid-in capital (receivable) under Stockholders’ Equity on the consolidated balance sheets (Note 9).

Fully paid registered paid-in capital as at December 31, 2012 and 2011 were $138,706 and $44,253.

NOTE 7 - STATUTORY RESERVE

In accordance with the laws and regulations of the PRC, a wholly-owned Foreign Invested Enterprises income, after the payment of the PRC income taxes, shall be allocated to the statutory surplus reserves and statutory public welfare fund.  Prior to January 1, 2006 the proportion of allocation for reserve was 10 percent of the profit after tax to the surplus reserve fund and additional 5-10 percent to the public affair fund.  The public welfare fund reserve was limited to 50 percent of the registered capital.  Effective January 1, 2006, there is now only one fund requirement.  The reserve is 10 percent of income after tax, not to exceed 50 percent of registered capital.

Statutory Reserve funds are restricted for set off against losses, expansion of production and operation or increase in register capital of the respective company.  Statutory public welfare fund is restricted to the capital expenditures for the collective welfare of employees.  These reserves are not transferable to the Company in the form of cash dividends, loans or advances.  These reserves are therefore not available for distribution except in liquidation.  As at December 31, 2012 and 2011, the Company has not allocated to these non-distributable reserve funds due to loss sustained during the years ended December 31, 2012 and 2011.

NOTE 8 – CURRENT VULNERABILITY DUE TO CERTAIN RISK FACTORS

The Company’s operations are carried out entirely in the PRC.  Accordingly, the Company’s business, financial condition and results of operations may be influenced by the political, economic and legal environments in the PRC, by the general state of the PRC's economy.  The Company’s business may be influenced by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion and remittance abroad, and rates and methods of taxation, among other things.

NOTE 9 – RELATED PARTIES TRANSACTIONS

The following tables illustrates transactions that relate to amounts due to (due from) certain related parties for the years ended December 31, 2012 and 2011:

	Shareholders
	A	B	C	D	Total
Balance, December 31, 2010	$-	$-	$-	$-	$-
Advance during the year	-	47,181	7,863	-	55,044
Balance, December 31, 2011	-	47,181	7,863	-	55,044
Advance during the year	2,665	-	1,584	-	4,249
Repayment during the year	-	(3,486)	-	-	(3,486)
Effect of acquisition of subsidiary	32,954	-	-	-	32,954
Consideration for acquisition of subsidiary (Note 4)	55,323	-	-	-	55,323
Ceased to be a shareholder	-	-	(9,447)	-	(9,447)
Capital Contribution	(50,136)	(50,136)	-	(11,142)	(111,414)
	40,806	(6,441)	-	(11,142)	23,223
Effect of foreign exchange	456	228	-	394	1,078
Balance, December 31, 2012	$41,262	$(6,213)	$-	$(10,748)	$24,301

Due to shareholders	$41,262	$-	$-	$-	$41,262
Registered paid-in capital (receivable) (Note 6)	-	(6,213)	-	(10,748)	(16,961)
	$41,262	$(6,213)	$-	$(10,748)	$24,301

	Former shareholders
	C	E	Total
Balance, December 31, 2010	$-	$-	$-
Balance, December 31, 2011	-	-	-
Advance during the year	-	15,844	15,844
Consideration for acquisition of subsidiary (Note 4)	-	23,710	23,710
Ceased to be a shareholder	9,447	-	9,447
	9,447	39,554	49,001
Effect of foreign exchange	27	111	138
Balance, December 31, 2012	$9,474	$39,665	$49,139

The amounts due to shareholders and former shareholders are unsecured, interest free and with no stated repayment terms.

NOTE 10 – COMMITMENT

As at December 31, 2012 and 2011, the Company is committed to pay $1,681 and $nil, respectively, for office rent through February 2013.

NOTE 11 - SUBSEQUENT EVENT

The Company has evaluated subsequent events for potential recognition and disclosure.

In March 2013, all outstanding registered paid-in capital (Note 6) was fully paid by the respective shareholders.

In August 2013, the Company’s registered paid-in capital was increased to approximately $3.2 million (RMB 20 million).  The approximately $3.1 million (RMB 19 million) additional capital contribution will comprise of:

i.	Approximately $1.4 million (RMB 8.5 million) cash contributed from a new investor, and

ii.	Approximately $0.1 million (RMB 0.5 million) cash and intellectual property with a fair value of approximately $1.6 million (RMB 10 million) from existing shareholders of Softview.

No other significant events occurred subsequent to the December 31, 2012, up to the date of the audit report that would have a material impact on the Company’s consolidated financial statements.

HANGZHOU SOFTVIEW INFORMATION TECHNOLOGY COMPANY LIMITED
 INTERIM CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2013

(Unaudited)

HANGZHOU SOFTVIEW INFORMATION TECHNOLOGY COMPANY LIMITED
CONSOLIDATED BALANCE SHEETS

	June 30, 2013 (Unaudited)	December 31, 2012 (Audited)
ASSETS

Current Assets
Cash and cash equivalents	$165,960	$36,069
Accounts receivable	29,932	134,499
Prepaid expenses and other receivables	3,425	380
Total Current Assets	$199,317	$170,948

Property, plant and equipment, net (Note 3)	$12,426	$13,819

Total Assets	$211,743	$184,767

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
Income tax payable	$-	$1,609
Accrued expenses and other payables	11,906	14,562
Trade deposit received	28,314	27,740
Due to former shareholders (Note 9)	50,156	49,139
Due to shareholders (Note 9)	113,564	41,262
Total Current Liabilities	$203,940	$134,312

Total Liabilities	$203,940	$134,312

Stockholders' Equity
Registered paid-in capital (Note 6)	$155,667	$155,667
Registered paid-in capital (receivable) (Note 6)	-	(16,961)
Accumulated other comprehensive income	884	105
Accumulated (deficit)	(148,748)	(88,356)
Total Stockholders' Equity	$7,803	$50,455

Total Liabilities and Stockholders' Equity	$211,743	$184,767

The accompanying notes are an integral part of these financial statements

HANGZHOU SOFTVIEW INFORMATION TECHNOLOGY COMPANY LIMITED
CONSOLIDATED STATEMENTS OF OPERATIONS
AND COMPREHENSIVE LOSS
(Unaudited)

	Six months ended June 30,
	2013	2012

Sales	$4,986	$-
Cost of sales	35,880	6,560
Gross (Loss)	(30,894)	(6,560)

Selling, general and administrative expense	29,869	6,036
(Loss) from operations	(60,763)	(12,596)

Recovery of income tax	371	-

Net (loss)	$(60,392)	(12,596)

Foreign currency translation adjustment	779	(183)

Comprehensive (loss)	$(59,613)	$(12,779)

The accompanying notes are an integral part of these financial statements

HANGZHOU SOFTVIEW INFORMATION TECHNOLOGY COMPANY LIMITED
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Six months ended June 30,
	2013	2012

CASH FLOWS FROM OPERATING ACTIVITIES
Net (loss)	$(60,392)	$(12,596)
Adjustments to reconcile net (loss) to net cash used in operating activities
Depreciation of property, plant and equipment	1,662	310
(Increase) decrease in current assets
Accounts receivable	106,267	-
Prepaid expenses and other receivables	(3,007)	(282)
Increase (decrease) in current liabilities
Accrued expenses and other payables	(2,927)	(15)
Income tax payable	(1,625)	-
Net cash provided by (used in) operating activities	39,978	(12,583)

CASH FLOWS FROM FINANCING ACTIVITIES
Advance from shareholders	70,727	1,584
Receipt of outstanding paid-in capital	17,137	-
Net cash provided by financing activities	87,864	1,584

Effect of exchange rate changes on cash and cash equivalents	2,049	305

Net change in cash and cash equivalents	129,891	(10,694)
Cash and cash equivalents, beginning balance	36,069	55,154
Cash and cash equivalents, ending balance	$165,960	$44,460

SUPPLEMENTAL DISCLOSURES:
Cash paid during the six months for:
Income tax payments	$1,625	$-
Interest payments	$-	$-

The accompanying notes are an integral part of these financial statements

HANGZHOU SOFTVIEW INFORMATION TECHNOLOGY COMPANY LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2013

NOTE 1 - GOING CONCERN

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern.  As shown in the accompanying consolidated financial statements, the Company incurred a net loss of $60,392 and $12,596 for the six months ended June 30, 2013 and 2012.  These create an uncertainty about the Company’s ability to continue as a going concern.  In this regard, the Company obtained additional capital injection from its existing shareholders, as well as a new shareholder in August 2013 (Note 11) with the view to maintain the Company as a going concern.  These consolidated financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

NOTE 2 – ORGANIZATION

Hangzhou Softview Information Technology Company Limited (杭州软景信息技术有限公司) (“Softview”, “the Company”) was incorporated on July 7, 2010 in the People’s Republic of China (“PRC”).

On September 19, 2012, the Company acquired 100% interest in Suzhou Hero Sky Information Technical Co., Ltd. (苏州浩宇南天信息科技有限公司) (“Hero Sky”).  Hero sky was incorporated on March 16, 2019 in the PRC.

The Company is engaged in the information technology in the supply chain management systems.

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America.  The Company's functional currency is the Chinese Yuan (“Renminbi”, “RMB”); however the accompanying consolidated financial statements have been translated and presented in United States Dollars (“$”, “USD”).

Principles of Consolidation

The consolidated financial statements include the accounts of the Softview and its wholly owned subsidiaries, Hero Sky.  All inter-company accounts and transactions have been eliminated in consolidation.

Unaudited Interim Financial Information

These unaudited interim consolidated financial statements have been prepared in accordance with GAAP for interim financial reporting that permit reduced disclosure for interim periods. Therefore, certain information and footnote disclosures normally included in financial statements prepared in accordance with GAAP have been condensed or omitted. In the opinion of management, all adjustments of a normal recurring nature necessary for a fair presentation of the financial position, results of operations and cash flows for the periods presented have been made. The results of operations for the interim periods presented are not necessarily indicative of the results to be expected for the year ending December 31, 2013.

The consolidated balance sheets and certain comparative information as of December 31, 2012 are derived from the audited consolidated financial statements and related notes for the year ended December 31, 2012 (“2012 Annual Financial Statements”). These unaudited interim consolidated financial statements should be read in conjunction with the 2012 Annual Financial Statements.

Translation Adjustment

As of June 30, 2013 and December 31, 2012, the accounts of the Company were maintained, and its financial statements were expressed, in RMB.  Such financial statements were translated into USD in accordance with the Foreign Currency Matters Topic of the Codification, with the RMB as the functional currency.  According to the Codification, all assets and liabilities were translated at the current exchange rate, stockholders’ equity are translated at the historical rates and income statement items are translated at the average exchange rate for the period. The resulting translation adjustments are reported under other comprehensive income in accordance with the Comprehensive Income Topic of the Codification, as a component of shareholders’ equity.  Transaction gains and losses are reflected in the income statement.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Comprehensive Income

Comprehensive income is comprised of net income and all changes to the statements of stockholders’ equity, except those due to investments by stockholders, changes in paid-in capital and distributions to stockholders. Comprehensive income for the six months ended June 30, 2013 and 2012 included net income and foreign currency translation adjustments.

Cash and Cash Equivalents

Cash and cash equivalents include cash in hand and cash in time deposits, certificates of deposit and all highly liquid debt instruments with original maturities of three months or less.

Accounts Receivable

Management periodically reviews the composition of accounts receivable and analyzes historical bad debts, customer concentrations, customer credit worthiness, current economic trends and changes in customer payment patterns to evaluate potential credit losses on accounts receivable.

Property, Plant and Equipment

Property, plant and equipment are stated at cost. Expenditures for maintenance and repairs are charged to earnings as incurred; additions, renewals and betterments are capitalized. When property, plant and equipment are retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the respective accounts, and any gain or loss is included in operations. Depreciation of property, plant and equipment is provided using the straight-line method for substantially all assets with estimated lives of:

Office equipment	3 - 5 years
Motor vehicles	10 years

As of June 30, 2013 and December 31, 2012, Property, Plant & Equipment consist of the following:

	6/30/2013	12/31/2012
Office equipment	6,340	6,238
Motor vehicle	9,785	9,560
Accumulated depreciation	(3,699)	(1,979)
	$12,426	$13,819

Depreciation expense for six months ended June 30, 2013 and 2012 was $1,662 and $310, respectively.

Long-Lived Assets

The Property, Plant and Equipment Topic of the Codification addresses financial accounting and reporting for the impairment or disposal of long-lived assets and supersedes previous accounting guidance, “Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of,” and “Reporting the Results of Operations for a Disposal of a Segment of a Business”.  The Company periodically evaluates the carrying value of long-lived assets to be held and used, which requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets carrying amounts.  In that event, a loss is recognized based on the amount by which the carrying amount exceeds the fair market value of the long-lived assets.  Loss on long-lived assets to be disposed of is determined in a similar manner, except that fair market values are reduced for the cost of disposal.  Based on its review, the Company believes that, as of June 30, 2013 and December 31, 2012, there were no impairments of its long-lived assets.

Fair Value of Financial Instruments

The Financial Instrument Topic of the Codification requires that the Company disclose estimated fair values of financial instruments.  The carrying amounts reported in the balance sheets for current assets and current liabilities qualifying as financial instruments are a reasonable estimate of fair value.

Revenue Recognition

Sales revenue is recognized at the completion of delivery to customers when a formal arrangement exists, the price is fixed or determinable, no other significant obligations of the Company exist and collectability is reasonably assured at the date of completion of delivery.  Payments received before all of the relevant criteria for revenue recognition are satisfied are recorded as unearned revenue.

Income Taxes

The Company utilizes the accounting standards (“SFAS”) No. 109, “Accounting for Income Taxes,” codified in Financial Accounting Standard Board Accounting Standards Codification (“ASC”) Topic 740 which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns.  Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income.  Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

The Company adopted the provisions of FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes, (“FIN 48”), codified in FASB ASC Topic 740.  When tax returns are filed, it is likely that some positions taken would be sustained upon examination by the taxing authorities, while others are subject to uncertainty about the merits of the position taken or the amount of the position that would be ultimately sustained.  The benefit of a tax position is recognized in the financial statements in the period during which, based on all available evidence, management believes it is more likely than not that the position will be sustained upon examination, including the resolution of appeals or litigation processes, if any.  Tax positions taken are not offset or aggregated with other positions.  Tax positions that meet the more-likely-than-not recognition threshold are measured as the largest amount of tax benefit that is more than 50 percent likely of being realized upon settlement with the applicable taxing authority.  The portion of the benefits associated with tax positions taken that exceeds the amount measured as described above is reflected as a liability for unrecognized tax benefits along with any associated interest and penalties that would be payable to the taxing authorities upon examination. Interest associated with unrecognized tax benefits are classified as interest expense and penalties are classified in selling, general and administrative expenses in the statements of income.  The adoption of FIN 48 did not have a material impact on the Company’s financial statements.  At June 30, 2013 and December 31, 2012, the Company did not take any uncertain positions that would necessitate recording a tax related liability.

Statement of Cash Flows

In accordance with SFAS 95 “Statement of Cash Flows”, codified in FASB ASC Topic 230, cash flows from the Company’s operations are based upon the local currencies.  As a result, amounts related to assets and liabilities reported on the statement of cash flows will not necessarily agree with changes in the corresponding balances on the balance sheet.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk are cash, accounts receivable and other receivables arising from its normal business activities. The Company places its cash in what it believes to be credit-worthy financial institutions.  At present, there is a high concentration on a few outstanding accounts receivable.  The Company controls credit risk related to account receivable through credit approvals, credit limits and monitoring procedures.  The Company routinely assesses the financial strength of its customers and, based upon factors surrounding the credit risk, establishes an allowance, if required, for uncollectible accounts and, as a consequence, believes that its accounts receivable credit risk exposure beyond such allowance is limited.

Segment Reporting

ASC 280-10-50, “Disclosure about Segments of an Enterprise and Related information” requires us of the “management approach” model for segment reporting.  The management approach model is based on the way a Company’s management organizes segments within the company for making operating decisions and assessing performance.  Reportable segments are based on products and services, geography, legal structure, management structure, or any other manner in which management disaggregates a company.  The Company operated in one segment during the six months ended June 30, 2013 and 2012.

Business Combinations

Business combinations are accounted for under the acquisition method of accounting in accordance with ASC 805, Business Combinations. Under the acquisition method the acquiring entity in a business combination recognizes 100 percent of the acquired assets and assumed liabilities, regardless of the percentage owned, at their estimated fair values as of the date of acquisition. Any excess of the purchase price over the fair value of net assets and other identifiable intangible assets acquired is recorded as goodwill. To the extent the fair value of net assets acquired, including other identifiable assets, exceed the purchase price, a bargain purchase gain is recognized. Assets acquired and liabilities assumed from contingencies must also be recognized at fair value, if the fair value can be determined during the measurement period. Results of operations of an acquired business are included in the statement of earnings from the date of acquisition. Acquisition-related costs, including conversion and restructuring charges, are expensed as incurred.

Recent Accounting Pronouncements

In February 2013, the FASB issued ASU No. 2013-02, which amends the authoritative accounting guidance under ASC Topic 220 “Comprehensive Income.”  The amendments do not change the current requirements for reporting net income or other comprehensive income in financial statements.  However, the amendments require an entity to provide information about the amounts reclassified out of accumulated other comprehensive income by component.  In addition, an entity is required to present, either on the face of the statement where net income is presented or in the notes, significant amounts reclassified out of accumulated other comprehensive income by the respective line items of net income but only if the amount reclassified is required under generally accepted accounting principles in the United States of America (“GAAP”) to be reclassified to net income in its entirety in the same reporting period.  For other amounts that are not required under GAAP to be reclassified in their entirety to net income, an entity is required to cross-reference to other disclosures required under GAAP that provide additional detail about those amounts.  The amendments in this update are effective prospectively for reporting periods beginning after December 15, 2013.  Early adoption is permitted.  Adoption of this update is not expected to have a material effect on the Company’s consolidated results of operations or financial condition.

On March 4, 2013, the FASB issued ASU 2013-05, Foreign Currency Matters (Topic 830) Parent’s Accounting for the Cumulative Translation Adjustment upon De-recognition of Certain Subsidiaries or Groups of Assets within a Foreign Entity or of an Investment in a Foreign Entity (“ASU 2013-05”). ASU 2013-05 updates accounting guidance related to the application of consolidation guidance and foreign currency matters. This guidance resolves the diversity in practice about what guidance applies to the release of the cumulative translation adjustment into net income. This guidance is effective for interim and annual periods beginning after December 15, 2013. Adoption of this update is not expected to have a material effect on the Company’s consolidated results of operations or financial condition.

In July of 2013 the Financial Accounting Standards Board, or FASB issued Accounting Standards Update, or ASU, No. 2013-11, Income Taxes (Topic 740), Presentation of an Unrecognized Tax Benefit when a Net Operating Loss Carry-forward, a Similar Tax Loss, or a Tax Credit Carry-forward exists. This guidance provide that an unrecognized tax benefit, or a portion thereof, should be presented in the financial statements as a reduction to a deferred tax asset for a net operating loss carry-forward, except to the extent that carry-forwards are not available to settle any additional income taxes that would result from disallowance of a tax position. The unrecognized tax benefit should be presented as a liability. This guidance is applicable for fiscal years and interim periods beginning after December 15, 2013. The Company is evaluating the potential impact of adopting this standard on its consolidated financial statements.

As of June 30, 2013, there were no recently issued accounting standards not yet adopted that would have a material effect on the Company’s financial statements.

NOTE 4 – ACQUISITION OF SUBSIDIARY

In September 2012, the Company entered into a Share Transfer Agreement to acquire 100% interest in Hero Sky, with a purchase price of $79,033 (RMB 500,000).  Hero Sky was operating in the same industry as the Company.  Management believe the acquisition would create synergy in the Company’s future development.

The assets acquired and liabilities assumed from Hero Sky have been accounted for under the acquisition method of accounting (formerly referred to as the purchase method) in accordance with FASB ASC 805,   Business Combinations.  The assets and liabilities were recorded at their estimated fair values as of the acquisition date.  A summary of the net assets received and liabilities assumed from Hero Sky and the estimated fair value adjustments are present below:

	Received (assumed) from Hero Sky	Fair Value Adjustments	Recorded by the Company

Cash and cash equivalents	$18,306	$-	$18,306
Accounts receivable	112,305	-	112,305
Property, plant and equipment	13,897	-	13,897
Accounts payable	(5,058)	-	(5,058)
Income tax payable	(916)	-	(916)
Accrued expenses and other payables	(28,532)	-	(28,532)
Due to related parties	(32,954)	-	(32,954)
	$77,048	$-	$77,048

Purchase consideration (RMB 500,000)			$79,033

Goodwill			$1,985

Goodwill in the amount of $1,985 was immediately written off in September 2012 as Hero Sky had been incurring operating loss since its inception and was not expected to generate positive cash flow.

NOTE 5 - INCOME TAXES

The Company operates in the PRC.  The Company evaluates its tax positions and establishes liabilities, if required.  Pursuant to the PRC Income Tax Laws, the Enterprise Income Tax (“EIT”) is at a statutory rate of 25%.  Deferred tax asset which may arise as a result of net operating losses and temporary differences has been offset by a valuation allowance due to the uncertainty surrounding their realization.

Uncertain Tax Positions

Interest associated with unrecognized tax benefits are classified as income tax, and penalties are classified in selling, general and administrative expenses in the statements of operations.

For the six months ended June 30, 2013 and 2012, the Company had no unrecognized tax benefits and related interest and penalties expenses.  Currently, the Company is not undergoing examination by the tax authority in the PRC.  However, the Company is subject to examination by the tax authority in the PRC for all prior years.

NOTE 6 – REGISTERED PAID-IN CAPITAL

The Company’s authorized capital is $155,667 (RMB 1,000,000) since its incorporation on July 7, 2010.

On July 7, 2010, upon incorporation, the Company’s shareholders contributed total of $44,253 (RMB 300,000) as registered paid-in capital.

On November 22, 2012, the Company’s shareholders contributed an additional $111,414 (RMB 700,000) for the remaining authorized amount as registered paid-in capital.

The additional registered paid-in capital in the amount of $111,414 (RMB 700,000) was settled by capitalization of $94,453 that had already been advanced to the Company by two existing shareholders as at November 22, 2012, the remaining $16,961 was received by the Company in March, 2013.

Fully paid registered paid-in capital as at June 30, 2013 and December 31, 2012 was $155,667 and $138,706 respectively.

NOTE 7 - STATUTORY RESERVE

In accordance with the laws and regulations of the PRC, a wholly-owned Foreign Invested Enterprises income, after the payment of the PRC income taxes, shall be allocated to the statutory surplus reserves and statutory public welfare fund.  Prior to January 1, 2006 the proportion of allocation for reserve was 10 percent of the profit after tax to the surplus reserve fund and additional 5-10 percent to the public affair fund.  The public welfare fund reserve was limited to 50 percent of the registered capital.  Effective January 1, 2006, there is now only one fund requirement.  The reserve is 10 percent of income after tax, not to exceed 50 percent of registered capital.

Statutory Reserve funds are restricted for set off against losses, expansion of production and operation or increase in register capital of the respective company.  Statutory public welfare fund is restricted to the capital expenditures for the collective welfare of employees.  These reserves are not transferable to the Company in the form of cash dividends, loans or advances.  These reserves are therefore not available for distribution except in liquidation.  As at June 30, 2013 and December 31, 2012, the Company has not allocated to these non-distributable reserve funds due to loss sustained during the six months ended June 30, 2013 and the year ended December 31, 2012.

NOTE 8 – CURRENT VULNERABILITY DUE TO CERTAIN RISK FACTORS

The Company’s operations are carried out entirely in the PRC.  Accordingly, the Company’s business, financial condition and results of operations may be influenced by the political, economic and legal environments in the PRC, by the general state of the PRC's economy.  The Company’s business may be influenced by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion and remittance abroad, and rates and methods of taxation, among other things.

NOTE 9 – DUE TO FORMER SHAREHOLDERS AND SHAREHOLDERS

The amounts due to former shareholders and shareholders are unsecured, interest free and with no stated repayment terms.

NOTE 10 – COMMITMENT

As at June 30, 2013 the Company is committed to pay $2,854 for office rent through March 2015.

NOTE 11 - SUBSEQUENT EVENT

The Company has evaluated subsequent events for potential recognition and disclosure.

In August 2013, the Company’s registered paid-in capital was increased to approximately $3.2 million (RMB 20 million).  The approximately $3.1 million (RMB 19 million) additional capital contribution will comprise of:

i.	Approximately $1.4 million (RMB 8.5 million) cash contributed from a new investor, and

ii.	Approximately $0.1 million (RMB 0.5 million) cash and intellectual property with a fair value of approximately $1.6 million (RMB 10 million) from existing shareholders of Softview.

No other significant events occurred subsequent to June 30, 2013, up to the date this report is filed on EDGAR that would have a material impact on the Company’s consolidated financial statements.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

The following tables set forth certain unaudited pro forma condensed consolidated financial information giving effect to Ceetop Inc.’s (“Ceetop”) equity investment in Hangzhou Softview Information Technology Company Limited (“Softview”).

The unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2012 and for the six months ended June 30, 2013 (the “Pro Forma Income Statements”), give effect to Ceetop’s equity investment in Softview, as discussed in Note 3, as if such equity investment had occurred on January 1, 2012.  The unaudited pro forma condensed consolidated balance sheet as of June 30, 2013 (the “Pro Forma Balance Sheet”) gives effect to the equity investment in Softview as if it had occurred on June 30, 2013.  The Pro Forma Income Statements and the Pro Forma Balance Sheet are hereafter collectively referred to as the “Pro Forma Financial Information”. The Pro Forma Financial Information is unaudited and does not purport to represent what Ceetop’s consolidated results of operations would have been if the equity investment in Softview had occurred on January 1, 2012, or what those results will be for any future periods, or what Ceetop’s consolidated balance sheet would have been if the equity investment in Softview had occurred on June 30, 2013.

The Pro Forma Financial Information is based upon the historical consolidated financial statements of Ceetop and Softview and certain adjustments which Ceetop believes are reasonable, to give effect of the equity investment in Softview. The pro forma adjustments and Pro Forma Financial Information included herein were prepared using the equity method of accounting for the investment in Softview. The pro forma adjustments are based on preliminary estimates and certain assumptions discussed in note 4, that Ceetop believes are reasonable under the circumstances. The purchase price allocation is considered preliminary and subject to change once Ceetop receives certain information it believes is necessary to finalize the equity investment accounting, as noted in Note 3 to the Pro Forma Financial Information.

The Pro Forma Financial Information has been compiled from the following sources with the following unaudited adjustments:

•
The financial information for Ceetop has been prepared in accordance with U.S. Generally Accepted Accounting Principles (“U.S. GAAP”) and extracted without adjustment from: (i) Ceetop’s audited consolidated statement of operations for the fiscal year ended December 31, 2012, contained in Ceetop’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on April 16, 2013; and (ii) Ceetop’s unaudited consolidated statement of operations for the six month period ended June 30, 2013, and Ceetop’s unaudited consolidated balance sheet as of June 30, 2013, both contained in Ceetop’s Quarterly Report on Form 10-Q filed with the SEC on August 21, 2013.

•
The financial information for Softview has been prepared in accordance with US GAAP and extracted without adjustment from: (i) Softview’s audited consolidated statement of operations for the year ended December 31, 2012, contained in this Form 8-K/A; and (ii) Softview’s unaudited consolidated balance sheet and statement of operations for the six month period ended June 30, 2013, both contained in this Form 8-K/A.

The Pro Forma Financial Information should be read in conjunction with:

•	the accompanying notes to the Pro Forma Financial Information;

•
the consolidated financial statements of Ceetop for the year ended December 31, 2012 and the related notes thereto, and the consolidated financial statements of Ceetop for the six months ended June 30, 2013 and related notes thereto; and

•
the consolidated financial statements of Softview for the year ended December 31, 2012 and the related notes thereto, included in this Form 8-K/A, and the consolidated financial statements of Softview for the six months ended June 30, 2013 and the related notes thereto, included in this Form 8-K/A.

CEETOP INC.
UNAUDITED PROFORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
YEAR ENDED DECEMBER 31, 2012

	Ceetop	Equity Investment in Softview	Pro Forma Adjustments (Note 4)	Pro Forma Ceetop

Sales	$4,774,156	$-	$-	$4,774,156
Cost of sales	4,877,047	-	-	4,877,047
Gross (loss)	(102,891)	-	-	(102,891)

Selling, general and administrative expenses	1,294,505	-	-	1,294,505
(Loss) from operations	(1,397,396)			(1,397,396)

Pro forma (loss) from equity investment	-	(7,311)	(68,000)	(75,311)
Other Income	4,008	-	-	4,008
				-
Net (loss)	$(1,393,388)	$(7,311)	$(68,000)	$(1,468,699)

Pro forma (loss) per common share				-
Basic and diluted	$(0.05)	-	-	$(0.05)

Shares used in pro forma per share computation
Basic and diluted	28,719,267	-	-	28,719,267

The accompanying notes are an integral part of these financial statements

CEETOP INC.
UNAUDITED PROFORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
SIX MONTHS ENDED JUNE 30, 2013

	Ceetop	Equity Investment in Softview	Pro Forma Adjustments (Note 4)	Pro Forma Ceetop

Sales	$-	$-	$-	$-
Cost of sales	-	-	-	-
Gross (loss)	-	-	-	-

Selling, general and administrative expenses	505,456	-	-	505,456
(Loss) from operations	(505,456)			(505,456)

Pro forma (loss) from equity investment	-	(25,667)	(34,000)	(59,667)
Other Income	2,457	-	-	2,457
				-
Net (loss)	$(502,999)	$(25,667)	$(34,000)	$(562,666)

Pro forma (loss) per common share				-
Basic and diluted	$(0.03)	$-	$-	$(0.03)

Shares used in pro forma per share computation
Basic and diluted	16,803,245	-	-	16,803,245

The accompanying notes are an integral part of these financial statements

CEETOP INC.
UNAUDITED PROFORMA CONDENSED CONSOLIDATED BALANCE SHEET
JUNE 30, 2013

	Ceetop	Equity Investment in Softview	Pro Forma Adjustments	Pro Forma Ceetop
ASSETS
Cash and cash equivalents	$3,020,833	(1,382,761)	-	1,638,072
Accounts receivable, net	217,043	-	-	217,043
Other receivables	120,747	-	-	120,747
Prepayment and deposits	47,982	-	-	47,982
Total current assets	3,406,605	(1,382,761)		2,023,844

Equity investment in Softview	-	1,382,761	-	1,382,761
Property and equipment, net	104,877	-	-	104,877
Total assets	3,511,482	1,382,761	-	3,511,482

LIABILITIES AND STOCKHOLDER'S EQUITY
Accrued expenses and other payable	445,024	-	-	445,024
Amounts due to trustees	3,529,700	-	-	3,529,700
Total current and total liabilities	3,974,724	-	-	3,974,724

Common stock	16,806	-	-	16,806
Additional paid-in capital	5,840,837	-	-	5,840,837
Common stock issued for prepaid service	(249,650)	-	-	(249,650)
Accumulated other comprehensive income	150,800	-	-	150,800
Accumulated deficit	(6,222,035)	-	-	(6,222,035)
Total stockholders' equity	(463,242)	-	-	(463,242)
	3,511,482	-	-	3,511,482

The accompanying notes are an integral part of these financial statements

NOTES TO FINANCIAL STATEMENTS

1. BASIS OF PRESENTATION

The accompanying Pro Forma Income Statements for the year ended December 31, 2012, and for the six month period ended June 30, 2013, give effect to Ceetop’s equity investment in Softview as discussed in Note 3, as if such investment had occurred on January 1, 2012.  The accompanying Pro Forma Balance Sheet as of June 30, 2013 gives effect to the equity investment in Softview as if it had occurred on June 30, 2013. The Pro Forma Financial Information is unaudited and does not purport to represent what Ceetop’s consolidated results of operations would have been if the equity investment in Softview had occurred on January 1, 2012, or what those results will be for any future periods; or what Ceetop’s consolidated balance sheet would have been if the equity investment in Softview had occurred on June 30, 2013.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The Pro Forma Financial Information has been compiled in a manner consistent with the accounting policies adopted by Ceetop. The accounting policies of Softview were not deemed to be materially different from those adopted by Ceetop.

3. EQUITY INVESTMENT IN SOFTVIEW

On September 18, 2013 Guizhou Ceetop Network and Technology Co. Ltd. (“Guizhou”), a wholly owned subsidiary of Ceetop, entered into a Capital Investment and Share Expansion Agreement (the “Agreement”) with Softview.  Softview, located in Hangzhou, Zhejiang Province, China, is an enterprise focusing on e-commerce, supply chain information systems development, maintenance and support.  Pursuant to the Agreement, in exchange for $1,382,761 (RMB 8,500,000), Guizhou acquired Forty Two and one half percent (42.5%) of the equity in Softview.

After the execution of the Agreement, Softview’s current registered paid in capital of $155,667 (RMB 1 million) will be increased to approximately $3.2 million (RMB 20 million).  The approximately $3.1 million (RMB 19 million) additional capital contribution will comprise of:

i.	Approximately $1.4 million (RMB 8.5 million) cash contributed from Ceetop, and

ii.	Approximately $0.1 million (RMB 0.5 million) cash and intellectual property with a fair value of approximately $1.6 million (RMB 10 million) from existing shareholders of Softview.

4. PRO FORMA ASSUMPTIONS AND ADJUSTMENTS

a)
Softview’s registered paid-in capital as at January 1, 2012 was $44,253 (RMB 300,000), and was increased to $155,667 (RMB 1 million) through cash contribution from the existing shareholders of Softview up to March, 2013.  The Pro Forma Income Statements for the year ended December 31, 2012 and for the six months ended June 30, 2013 were prepared assuming that the additional paid-in capital contribution of $111,414 (RMB 700,000) by the existing shareholders of Softview were made before January 1, 2012.

b)
The Pro Forma Income Statements for the year ended December 31, 2012 and for the six months ended June 30, 2013 were prepared assuming that the existing shareholders of Softview also contributed their share of capital contribution stated in Note 3(ii) above on January 1, 2012

c)
If the equity investment in Softview was completed on January 1, 2012, intangible asset of approximately $1.6 million (RMB 10 million) as part of the existing Softview shareholders’ capital contribution would have been amortized for the year ended December 31, 2012 and 6 months ended June 30, 2013.  Softview would record amortization expense of approximately $160,000 and $80,000 for the year ended December 31, 2012 and six months ended June 30, 2013 respectively.  As such, Ceetop’s share of loss from equity investment in Softview would have been increased by approximately $68,000 and $34,000 for the year ended December 31, 2012 and six months ended June 30, 2013 respectively, these amounts are presented as pro forma adjustments on the Pro Forma Income Statements for the year ended December 31, 2012 and six months ended June 30, 2013.